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                    BlackRock MuniYield Quality Fund, Inc.
                              File No. 811-06660
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Fund's Amendment to the Notice of Special Rate Period of the Fund's Variable Rate Demand Preferred Shares filed with the books and records of the Fund on March 30, 2018.

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                                                                Exhibit 77Q1(a)

                    BLACKROCK MUNIYIELD QUALITY FUND, INC.
                                 (THE "FUND")
                                  SERIES W-7

             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09254F704*

                  AMENDMENT TO NOTICE OF SPECIAL RATE PERIOD

                                          March 30, 2018

                                          BlackRock MuniYield Quality Fund, Inc.
                                          100 Bellevue Parkway
                                          Wilmington, Delaware 19809

TO: Addressees listed on Schedule 1 hereto

   In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated September 13, 2011 (the "ARTICLES SUPPLEMENTARY"), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from April 18, 2018 to April 17, 2019 in accordance with the terms of the Notice of Special Rate Period, dated October 22, 2015 (the "NOTICE OF SPECIAL RATE PERIOD").

   The last day of the Special Rate Period shall be April 17, 2019, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

   Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Articles Supplementary and the Notice of Special Rate Period.

                           [Signature Page Follows]

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*  NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

                                      2

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate
Period as of the date first written above.

                                         BLACKROCK MUNIYIELD QUALITY FUND, INC.

                                         By:      /s/ Jonathan Diorio
                                                  ------------------------------
                                         Name:    Jonathan Diorio
                                         Title:   Vice President

                                      3

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                                                                     SCHEDULE 1
                                                                     ----------

               RECIPIENTS OF THIS NOTICE OF SPECIAL RATE PERIOD

Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention: Michael Whang
Telephone: 212-528-1051
Telecopy: 646-758-1962
E-mail: michael.whang@barclays.com

Barclays Capital Inc.
745 7th Avenue 2nd floor
NY, NY 10019
Attention: Municipal Short-Term Desk
Telephone: (212) 528-1011
Telecopy: (646) 758-1962
Email: msp@barclays.com

The Depository Trust Company
LensNotice@dtcc.com
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